EXHIBIT 99.1

Solar Senior Capital Ltd. Announces Monthly Distribution  of $0.1175 Per Share for April 2020

NEW YORK, April 02, 2020 (GLOBE NEWSWIRE) -- Solar Senior Capital Ltd. (the “Company”) (NASDAQ: SUNS) declared a distribution of $0.1175 per share for the month of April 2020. The distribution is payable on May 1, 2020 to stockholders of record as of April 23, 2020. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year.

ABOUT SOLAR SENIOR CAPITAL LTD.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company generally invests directly and indirectly in leveraged, U. S. middle market companies primarily in the form of cash flow senior secured loans, including first lien loans, and asset-based loans collateralized on a first lien basis primarily by current assets.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein, unless required to do so by law.

Contact:
Solar Senior Capital Ltd.
Investor Relations
646-308-8770